Product Supplement No. STRIDES-1 (To Prospectus dated April 20, 2009 and Series L Prospectus Supplement dated April 21, 2009) October 30, 2009	Filed Pursuant to Rule 424(b)(5) Registration No. 333-158663

Callable STock Return Income DEbt Securities®

“Callable STRIDES®”

•

The Callable STock Return Income DEbt Securities® (the “Callable STRIDES”) are unsecured senior notes issued by Bank of America Corporation. Callable STRIDES are not principal protected, and we may call them at our option. Callable STRIDES are also subject to automatic early redemption under some circumstances.

•

This product supplement describes the general terms of Callable STRIDES and the general manner in which they may be offered and sold. For each offering of Callable STRIDES, we will provide you with a pricing supplement (which we may refer to as a “term sheet”) that will describe the specific terms of that offering. The term sheet will identify any additions or changes to the terms specified in this product supplement.

•

The term sheet will identify shares of common stock or other common equity securities (the “Deliverable Shares”) of an underlying company (an “Underlying Company”) to which the Callable STRIDES will be linked.

•	You will receive periodic interest payments on the Callable STRIDES at the rate and on the dates specified in the applicable term sheet.

•	Payment at Maturity:

•

If we have not called or redeemed the Callable STRIDES prior to or on their maturity date, then for each unit of Callable STRIDES that you own, in addition to accrued and unpaid interest, we will deliver to you a number of the Deliverable Shares equal to the then current Share Multiplier (as defined below).

•

On the maturity date, if the price of the Deliverable Shares has decreased since the pricing date, the value of the Deliverable Shares that you will receive will be less than the public offering price (the “Original Offering Price”) per unit of your Callable STRIDES.

•	Payment if We Call the Callable STRIDES:

•

The applicable term sheet will specify the dates on which we may call the Callable STRIDES. If we call the Callable STRIDES, we will pay you a cash amount that, together with all other payments made on the Callable STRIDES from the issue date to and including the Call Date (as defined below), will provide an annual yield to call on the Original Offering Price specified in the applicable term sheet from the issue date to the Call Date.

•	Payment upon an Automatic Early Redemption:

•

If the Closing Market Price (as defined below) of one Deliverable Share falls below $1.00 on any trading day prior to the fifth business day before the maturity date, the Callable STRIDES will be automatically redeemed. If redeemed, we will deliver, for each unit of the Callable STRIDES, a number of Deliverable Shares equal to the then current Share Multiplier, plus accrued and unpaid interest to, but excluding, the Redemption Date (as defined below) and a redemption price, as described in this product supplement.

•

The initial share multiplier (the “Share Multiplier”) for each series of Callable STRIDES will be based upon the volume weighted average price (as defined below) of one Deliverable Share on the pricing date. The initial Share Multiplier for each series of Callable STRIDES will be set so that the product of the volume weighted average price of one Deliverable Share on the pricing date and the initial Share Multiplier equals the Original Offering Price. The Share Multiplier will be subject to adjustment for certain corporate events relating to the applicable Underlying Company, as described in this product supplement.

•

If provided for in the applicable term sheet, we may apply to have your Callable STRIDES listed on a securities exchange or quotation system. If approval of such an application is granted, your Callable STRIDES will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your Callable STRIDES will be listed or, if listed, will remain listed for the entire term of your Callable STRIDES.

•	One or more of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), may act as our selling agents to offer the Callable STRIDES.

The Callable STRIDES are unsecured and are not savings accounts, deposits, or other obligations of a bank. The Callable STRIDES are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. Potential purchasers of the Callable STRIDES should consider the information in “Risk Factors” beginning on page PS-9. You may lose some or all of your investment in the Callable STRIDES.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

“Callable STock Return Income DEbt Securities®” and “Callable STRIDES® ” are registered service marks of our subsidiary, Merrill Lynch & Co., Inc.

SUMMARY

This product supplement relates only to the Callable STRIDES and does not relate to any Deliverable Shares (as defined below) described in any term sheet. This summary includes questions and answers that highlight selected information from the prospectus, prospectus supplement, and this product supplement to help you understand the Callable STRIDES. You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable term sheet, to understand fully the terms of your Callable STRIDES, as well as the tax and other considerations important to you in making a decision about whether to invest in any Callable STRIDES. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the Callable STRIDES, to determine whether an investment in the Callable STRIDES is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any term sheet is inconsistent with this product supplement, that term sheet will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus.

In light of the complexity of the transactions described in this product supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the Callable STRIDES.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and prospectus, as well as the applicable term sheet. You should rely only on the information contained in those documents. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling agent is making an offer to sell the Callable STRIDES in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement, the prospectus supplement, and prospectus, together with the term sheet, is accurate only as of the date on their respective front covers.

What are the Callable STRIDES?

The Callable STRIDES are senior debt securities issued by Bank of America Corporation, and are not secured by collateral. The Callable STRIDES will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and any payments due on the Callable STRIDES, including interest payments and any repayment of principal, will be subject to our credit risk. Each series of the Callable STRIDES will mature on the date set forth in the applicable term sheet, unless they are called or redeemed on an earlier date. The Callable STRIDES are not principal protected.

The Callable STRIDES are designed for investors who seek periodic interest payments, and who anticipate and want to participate in an increase in the price of the common stock or other common equity security (the “Deliverable Shares”) of the applicable underlying company (an “Underlying Company”) over the term of the Callable STRIDES, up to a predetermined annual yield to call, subject to our right to call the Callable STRIDES. Investors must be willing to bear the risk of a loss of some or substantially all of their investment if the value of the Deliverable Shares decreases after the pricing date, and must be willing to accept a return that is capped as a result of our call right. The Callable STRIDES will pay interest, but will not guarantee any return of principal at maturity. Investors should be aware that the call and redemption features may shorten the term of their investment in the Callable STRIDES. Investors also should be aware that they have no right to require us to redeem the Callable STRIDES at their option, and must be willing to own Deliverable Shares at maturity or upon automatic early redemption that have a value that is less, and potentially significantly less, than their value on the pricing date.

Are the Callable STRIDES equity or debt securities?

The Callable STRIDES are our senior debt securities and are not secured by collateral. You will receive periodic interest payments. However, the Callable STRIDES will differ from traditional debt securities in that their return is linked to the performance of the Deliverable Shares, and they are not principal protected. At maturity, if the Callable STRIDES have not been called or redeemed, you will receive the final interest payment due on your Callable STRIDES, and a number of Deliverable Shares equal to the then current Share Multiplier.

Will you receive interest on the Callable STRIDES?

Yes. You will receive periodic interest payments on the Callable STRIDES at the rate and on the dates specified in the applicable term sheet. Interest on the Callable STRIDES will be paid quarterly, unless otherwise set forth in the applicable term sheet. See “Description of the Callable STRIDES—Interest.”

Is it possible for you to lose some or all of your investment in the Callable STRIDES?

Yes. If the price of the Deliverable Shares has decreased since the pricing date, then we do not expect to call the Callable STRIDES, and the value of the Deliverable Shares that you will receive at maturity will be less than the Original Offering Price per unit. In addition, you should expect to receive an amount that is substantially less than the Original Offering Price if the Callable STRIDES are subject to automatic early redemption, as described below. Accordingly, notwithstanding the interest payments on the Callable STRIDES, you may lose some or substantially all of your investment in the Callable STRIDES.

Further, if you sell your Callable STRIDES prior to maturity, you may find that the market value per unit is less than the Original Offering Price.

Is the return on the Callable STRIDES limited in any way?

Yes. If we call the Callable STRIDES at our option, your return on the Callable STRIDES will be capped at the annual yield to call on the Original Offering Price specified in the applicable term sheet. We are generally more likely to call the Callable STRIDES during periods when the Deliverable Shares are trading at a price that is significantly greater than their price on the pricing date, although we are not required to call the Callable STRIDES at any time. It is unlikely that we will elect to call the Callable STRIDES if the value of the Deliverable Shares has decreased since the pricing date. As a result of our call right, you will not participate in any increase in the value of the Deliverable Shares that, together with any interest paid on the Callable STRIDES, is above the annual yield to call on the Original Offering Price.

What are the Deliverable Shares?

The Deliverable Shares will consist of the common equity security of a company (the “Underlying Company”) with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The applicable term sheet will set forth certain information as to the specific Underlying Company, including information as to the historical values of the Deliverable Shares. However, historical values of the Deliverable Shares are not indicative of the future performance of the Deliverable Shares or the performance of your Callable STRIDES.

What will you receive on the maturity date?

If the Callable STRIDES are not called or redeemed, then at maturity, subject to our credit risk as issuer of the Callable STRIDES, you will receive for each unit of the Callable STRIDES that you hold:

•	a number of Deliverable Shares equal to the then current Share Multiplier; and

•	accrued and unpaid interest on the Callable STRIDES to, but excluding, the maturity date.

The initial Share Multiplier will be determined on the pricing date so that the product of the volume weighted average price (as defined below) of the Deliverable Shares on the pricing date and the initial Share Multiplier equals the Original Offering Price. The Share Multiplier will be subject to adjustment for certain events described below under “Description of the Callable STRIDES—Share Multiplier Adjustments.”

Unless otherwise set forth in the applicable term sheet, the “volume weighted average price” will be, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. for trading in the Deliverable Shares taking place between approximately 9:30 a.m. and 4:02 p.m. on all U.S. exchanges on the pricing date.

When and how can we call the Callable STRIDES?

We may call the Callable STRIDES, in whole but not in part, on any business day (as defined below) beginning on a date specified in the applicable term sheet to and including the maturity date. We refer to the date on which a call occurs as the “Call Date.” We may exercise our call right by giving notice to the trustee on any business day at least five business days prior to the Call Date. Our notice to the trustee will specify the Call Date, the Call Price (as defined below), and the amount of interest payable on the Call Date. The trustee will provide notice of the call election to the registered holders of the Callable STRIDES, specifying the information set forth in our notice to the trustee. The Depository Trust Company (“DTC”), as the registered holder of the Callable STRIDES, will receive the notice of the call, and will deliver this notice to its participants, as discussed below.

What will you receive if we call the Callable STRIDES?

If we call the Callable STRIDES, you will receive on the Call Date for each unit of Callable STRIDES that you hold:

•	the Call Price; and

•	accrued and unpaid interest on the Callable STRIDES to, but excluding, the Call Date.

You will not receive any Deliverable Shares if we call the Callable STRIDES.

How will the Call Price be determined?

The “Call Price” will be determined by the calculation agent, and will equal a cash amount per unit of the Callable STRIDES that, together with all payments of interest made to, but excluding, the Call Date, provides a specified annual yield to call on the Original Offering Price. The applicable term sheet will specify the annual yield to call.

In order to help you understand the calculation of the Call Price for your Callable STRIDES, the applicable term sheet will set forth one or more detailed examples of the calculation of the Call Price payable on a Call Date.

When will the Callable STRIDES be subject to an automatic early redemption?

If on any trading day (as defined below) prior to the fifth business day before the maturity date, the Closing Market Price (as defined below) of one Deliverable Share is less than $1.00, and we have not previously delivered a call notice, we will redeem the Callable STRIDES on the fifth business day following that date (the “Redemption Date”).

If the Callable STRIDES are subject to an automatic early redemption, then on the Redemption Date, you will receive for each unit of Callable STRIDES:

•	a number of Deliverable Shares equal to the then current Share Multiplier;

•	accrued and unpaid interest to, but excluding, the Redemption Date (the “accrued interest amount”); and

•

a cash amount equal to the present value on the Redemption Date of the additional interest that would have been paid through the maturity date but for the early redemption (the “present value amount”).

We refer to the number of Deliverable Shares, plus the accrued interest amount and the present value amount payable on one unit of Callable STRIDES, as the “Redemption Price.” We will give notice of any automatic early redemption to the trustee no later than one business day immediately succeeding the applicable trading day, specifying the applicable Redemption Date and the Redemption Price. The trustee will provide notice of the automatic early redemption to the registered holders of the Callable STRIDES, specifying the information set forth in our notice to the trustee. DTC, as the registered holder of the Callable STRIDES, will receive the notice of the automatic early redemption, and will deliver this notice to its participants, as discussed below. The Redemption Price will be delivered and paid to the holders of the Callable STRIDES on the Redemption Date.

Can holders of the Callable STRIDES receive fractional shares at maturity or upon an early redemption?

No. We will not distribute fractional Deliverable Shares. If the number of Deliverable Shares to be delivered to you is not divisible by a whole number, we will aggregate all share amounts due to a registered holder on the applicable payment date, and, in lieu of delivering a fractional Deliverable Share, we will pay to the registered holder the cash value of the fractional share based on the Closing Market Price of the Deliverable Shares. While the Callable STRIDES are held at DTC, the sole registered holder will be DTC.

Is it possible for holders of the Callable STRIDES to receive a cash payment at maturity or upon an early redemption instead of Deliverable Shares?

Yes. If in our determination, it would be impracticable for us to deliver the Deliverable Shares on the maturity date or the Redemption Date, we will discharge our obligations as to the Callable STRIDES by payment of a cash amount equal to the value of the Deliverable Shares. The calculation agent will determine this value on a commercially reasonable basis. See the section entitled “Description of the Callable STRIDES—Impracticality.”

Who will determine the amounts payable on the Callable STRIDES?

The calculation agent will make all the calculations associated with the Callable STRIDES, such as determining the amounts to be paid at maturity, the Call Price, and the Redemption Price. Unless otherwise set forth in the applicable term sheet, we will appoint our affiliate, MLPF&S, or one of our other affiliates, to act as calculation agent for the Callable STRIDES. See the section entitled “Description of the Callable STRIDES—Role of the Calculation Agent.”

Will you have an ownership interest in the Deliverable Shares?

No. An investment in the Callable STRIDES does not entitle you to any ownership interest, including any voting rights, dividends paid, interest payments, or other distributions, in the Deliverable Shares.

Who are the selling agents for the Callable STRIDES?

One or more of our affiliates, including MLPF&S, will act as our selling agents in connection with each offering of the Callable STRIDES and will receive a commission or an underwriting discount based on the number of units of the Callable STRIDES sold. None of the selling agents is your fiduciary or advisor, and you should not rely upon any communication from it in connection with the Callable STRIDES as investment advice or a recommendation to purchase the Callable STRIDES. You should make your own investment decision regarding the Callable STRIDES after consulting with your legal, tax, and other advisors.

How are the Callable STRIDES being offered?

We have registered the Callable STRIDES with the SEC in the United States. However, we will not register the Callable STRIDES for public distribution in any jurisdiction other than the United States. The selling agents may solicit offers to purchase the Callable STRIDES from non-U.S. investors in reliance on available private placement exemptions. See the section entitled “Supplemental Plan of Distribution—Selling Restrictions” in the prospectus supplement.

Will the Callable STRIDES be listed on an exchange?

If provided for in the applicable term sheet, we will apply to have your Callable STRIDES listed on a securities exchange or quotation system. If approval of such an application is granted, your Callable STRIDES will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your Callable STRIDES will be listed or, if listed, will remain listed for the entire term of your Callable STRIDES.

Does ERISA impose any limitations on purchases of the Callable STRIDES?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of the Callable STRIDES unless that plan or entity has determined that its purchase, holding, or disposition of the Callable STRIDES will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the Callable STRIDES will be deemed to be representing that it has made that determination, or that a prohibited transaction class exemption (“PTCE”) or other statutory or administrative exemption exists and can be relied upon by such plan or entity. See the section entitled “ERISA Considerations.”

Are there any risks associated with your investment?

Yes. An investment in the Callable STRIDES is subject to risk. The Callable STRIDES are not principal protected. Please refer to the section entitled “Risk Factors” beginning on the next page of this product supplement and page S-4 of the prospectus supplement. If the applicable term sheet sets forth any additional risk factors, you should read those carefully before purchasing any Callable STRIDES.

RISK FACTORS

Your investment in the Callable STRIDES entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the Callable STRIDES should be made only after carefully considering the risks of your investment, including those discussed below, with your advisors in light of your particular circumstances. The Callable STRIDES are not an appropriate investment for you if you are not knowledgeable about significant elements of these securities or financial matters in general.

General Risks Relating to the Callable STRIDES

Your investment may result in a loss; there is no guaranteed return of principal. The Callable STRIDES are not principal protected. There is no fixed repayment amount of principal on the Callable STRIDES at maturity. If we have not called or redeemed the Callable STRIDES on or prior to the maturity date, then for each unit of Callable STRIDES that you own, you will receive a number of Deliverable Shares equal to the then current Share Multiplier. Because the price of the Deliverable Shares is subject to market fluctuations, the value of the Deliverable Shares that we will deliver to you on the maturity date may be significantly less than the Original Offering Price. If you purchase your Callable STRIDES in the initial distribution, and if, on the maturity date, the value of the Deliverable Shares has decreased from their value on the pricing date, your investment in the Callable STRIDES will result in a loss to you of all or part of your initial investment. In addition, if the Callable STRIDES are subject to early redemption, you will receive the Redemption Price, which we expect will be significantly less than the Original Offering Price. As a result, depending on the price of the Deliverable Shares at maturity or on the Redemption Date, as applicable, you may lose some or a substantial portion of your investment.

Your investment return, if any, will not exceed the applicable annual yield to call. We may call all of the Callable STRIDES from the first call date specified in the applicable term sheet, to and including the maturity date, although we are not required to do so. If we do so, you will receive only the Call Price and any accrued and unpaid interest to, but excluding, the Call Date, and you will not be entitled to receive any Deliverable Shares on the maturity date. As a result of our call right, you will not participate in any increase in the value of the Deliverable Shares that, together with any interest paid on the Callable STRIDES, are above the annual yield to call on the Original Offering Price. As a result, you should not invest in the Callable STRIDES if you seek a return that exceeds the annual yield to call specified in the applicable term sheet.

Your yield may be less than the yield on a conventional debt security of comparable maturity. Any yield that you receive on the Callable STRIDES, which could be negative, may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the Callable STRIDES may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

Your investment return may be less than a comparable investment directly in the Deliverable Shares. Your opportunity to participate in the possible increase in the price of the Deliverable Shares through an investment in the Callable STRIDES is limited. Your return on the Callable STRIDES will not exceed the annual yield to call specified in the applicable term sheet. In contrast, a direct investment in the Deliverable Shares would allow you to receive the full benefit of any appreciation in the value of those shares. Your return on the Callable STRIDES, if any, will not reflect the return you would realize if you actually owned the Deliverable Shares and received the dividends paid or distributions made on them, because the payments on the Callable STRIDES will be calculated without taking into consideration the value of dividends paid or distributions made on the Deliverable Shares, or any other rights with respect to the Deliverable Shares.

Payments on the Callable STRIDES are subject to our credit risk, and changes in our credit ratings are expected to affect the value of the Callable STRIDES. The Callable STRIDES are our senior unsecured debt securities. As a result, your receipt of each interest payment on the Callable STRIDES and payment at maturity or upon a call or early redemption is dependent upon our ability to repay our obligations on the applicable payment date. This will be the case even if the value of the Deliverable Shares increases after the pricing date. No assurance can be given as to what our financial condition will be on any payment date. If we default upon our financial obligations, you may not receive the amounts owed to you under the terms of the Callable STRIDES.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated changes in our credit ratings prior to the maturity date may affect the market value of the Callable STRIDES. However, because your return on the Callable STRIDES depends upon factors in addition to our ability to pay our obligations, such as the value of the applicable Deliverable Shares, an improvement in our credit ratings will not reduce the other investment risks related to the Callable STRIDES.

We will not hold any of the Deliverable Shares for your benefit. The Senior Indenture governing the Callable STRIDES does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge, or otherwise convey all or any portion of any of the Deliverable Shares that we or they may hold at any time. Neither we nor any of our affiliates will pledge or otherwise hold any of those shares for your benefit in order to enable you to receive Deliverable Shares under any circumstances. As a result, in the event of our bankruptcy, insolvency, or liquidation, any Deliverable Shares that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You must rely on your own evaluation of the merits of an investment linked to the Deliverable Shares. In the ordinary course of their businesses, our affiliates may have expressed views on expected movements in the Deliverable Shares, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to the Deliverable Shares may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning the Deliverable Shares from multiple sources, and you should not rely on the views expressed by our affiliates.

In seeking to provide you with what we believe to be commercially reasonable terms for the Callable STRIDES while providing MLPF&S or any other selling agents with compensation for its services, we have considered the costs of developing, hedging, and distributing the Callable STRIDES. In determining the economic terms of the Callable STRIDES, and consequently the potential return on the Callable STRIDES to you, a number of factors are taken into account. Among these factors are certain costs associated with creating, hedging, and offering the Callable STRIDES. In structuring the economic terms of the Callable STRIDES, we seek to provide you with what we believe to be commercially reasonable terms and to provide MLPF&S or any other applicable selling agent with compensation for its services in developing the securities. The price, if any, at which you could sell your Callable STRIDES in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of the Callable STRIDES, namely the selling agent commissions or underwriting discount paid in respect of the Callable STRIDES and other costs associated with the Callable STRIDES, and compensation for developing and hedging the product. The quoted price of any of our affiliates for the Callable STRIDES, or the listed price in the case of listed Callable STRIDES, could be higher or lower than the Original Offering Price.

Assuming there is no change in the value of the Deliverable Shares to which your Callable STRIDES are linked and no change in market conditions or any other relevant factors, the price, if any, at which MLPF&S or another purchaser might be willing to purchase your Callable STRIDES in a secondary market transaction is expected to be lower than the Original Offering Price. This is due to, among other things, the fact that the Original Offering Price includes, and secondary market prices are likely to exclude, the selling agent commissions or underwriting discount paid with respect to, and the developing and hedging costs associated with, the Callable STRIDES.

We cannot assure you that a trading market for your Callable STRIDES will ever develop or be maintained. Unless otherwise set forth in the applicable term sheet, we will not list the Callable STRIDES on any securities exchange. Even if an application were made to list your Callable STRIDES, we cannot assure you that the application will be approved or that your Callable STRIDES will be listed and, if listed, that they will remain listed for the entire term of the Callable STRIDES. We cannot predict how the Callable STRIDES will trade in the secondary market, or whether that market will be liquid or illiquid. You should be aware that the listing of the Callable STRIDES on any securities exchange will not necessarily ensure that a trading market will develop for the Callable STRIDES, and if a trading market does develop, that there will be liquidity in the trading market.

The development of a trading market for the Callable STRIDES will depend on our financial performance and other factors, including changes in the value of the Deliverable Shares. The number of potential buyers of your Callable STRIDES in any secondary market may be limited. We anticipate that one or more of the selling agents will act as a market-maker for the Callable STRIDES that it offers, but none of them is required to do so. Any such selling agent may discontinue its market-making activities as to any series of the Callable STRIDES at any time. To the extent that a selling agent engages in any market-making activities, it may bid for or offer any series of the Callable STRIDES. Any price at which the selling agent may bid for, offer, purchase, or sell any Callable STRIDES may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which those Callable STRIDES might otherwise trade in the market.

In addition, if at any time the applicable selling agent were to cease acting as a market-maker as to any series of the Callable STRIDES, it is likely that there would be significantly less liquidity in the secondary market. In such a case, the price at which those Callable STRIDES could be sold likely would be lower than if an active market existed.

Your investment in the Callable STRIDES may result in a loss, even if the value of the Deliverable Shares increases at certain times after the pricing date. Increases in the value of the Deliverable Shares that occur before the maturity date will not enable you to receive a positive return on the Callable STRIDES on the maturity date or the Redemption Date, as applicable, nor are we required to exercise our right to call the Callable STRIDES at any time prior to the maturity date. We may not call the Callable STRIDES even during periods when the Deliverable Shares are trading at a price that is significantly greater than their price on the pricing date. If the value of the Deliverable Shares decreases from the pricing date to the maturity date, or if the Closing Market Price per Deliverable Share decreases to less than $1.00 so as to result in an automatic early redemption, your investment in the Callable STRIDES will result in a loss of all or part of your initial investment. This will be the case even if the value of the Deliverable Shares had previously increased after the pricing date at certain times during the term of the Callable STRIDES.

If you attempt to sell the Callable STRIDES prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price. Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to have your Callable STRIDES redeemed prior to maturity. If you wish to liquidate your investment in the Callable STRIDES prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for your Callable STRIDES or no market at all. Even if you were able to sell your Callable STRIDES, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the Callable STRIDES from a change in a specific factor, assuming all other conditions remain constant.

•

Value of the Deliverable Shares. We expect that the market value of the Callable STRIDES at any time generally will depend substantially on the value of the Deliverable Shares. The value of the Deliverable Shares will be influenced by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which the Deliverable Shares are traded, and the market segments of which the Underlying Company are a part. Even if the value of the Deliverable Shares increases after the applicable pricing date, if you are able to sell your Callable STRIDES before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of the Deliverable Shares will continue to fluctuate prior to the maturity date, and because the Callable STRIDES are callable at our option. If you sell your Callable STRIDES when the value of the Deliverable Shares is less than, or not sufficiently above their value on the pricing date, then you may receive less than the Original Offering Price. In general, the market value of the Callable STRIDES will decrease as the value of the Deliverable Shares decreases, and increase as the value of the Deliverable Shares increases. However, as the value of the Deliverable Shares increases or decreases, the market value of the Callable STRIDES is not expected to increase or decrease at the same rate. In addition, because the return on the Callable STRIDES will not exceed the annual yield to call specified in the applicable term sheet, we do not expect that the Callable STRIDES will trade in any secondary market at a level above the level reflected by that annual yield to call.

•

Volatility of the Deliverable Shares. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Deliverable Shares during the term of your Callable STRIDES may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of the Callable STRIDES. Increases or decreases in the volatility of the Deliverable Shares may have an adverse impact on the market value of the Callable STRIDES.

•

Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets generally, may affect the value of the Deliverable Shares and the value of the Callable STRIDES.

•

Interest Rates. We expect that changes in interest rates will affect the market value of the Callable STRIDES. In general, if U.S. interest rates increase, we expect that the market value of the Callable STRIDES will decrease, and conversely, if U.S. interest rates decrease, we expect that the market value of the Callable STRIDES will increase. The level of prevailing interest rates also may affect the U.S. economy and any applicable market outside of the United States, and, in turn, the value of the Deliverable Shares.

•

Dividend Yields. In general, if the dividend yield of the Deliverable Shares increases, we anticipate that the market value of the Callable STRIDES will decrease; conversely, if the dividend yield decreases, we anticipate that the market value of your Callable STRIDES will increase.

•

Time to Maturity. As the time remaining to maturity of your Callable STRIDES decreases, we anticipate that the Callable STRIDES may have a market value that may be different from that which would be expected based on the levels of market interest rates and the value of the Deliverable Shares. This difference will reflect a time premium or discount due to expectations concerning the value of the Deliverable Shares during the period before the applicable maturity date. In general, as the time remaining to maturity decreases, the value of Callable STRIDES will approach the amount that would be payable at maturity based on the then-current value of the Deliverable Shares.

In general, assuming all relevant factors are held constant, we anticipate that the effect on the market value of any series of the Callable STRIDES based on a given change in most of the factors listed above will be less if it occurs later in the term of the Callable STRIDES than if it occurs earlier in their term. However, we expect that the effect on the market value of the Callable STRIDES of a given change in the value of the Deliverable Shares will be greater if it occurs later in the term of the Callable STRIDES than if it occurs earlier in the term of the Callable STRIDES.

Purchases and sales by us and our affiliates may affect your return. We and our affiliates may from time to time buy or sell the Deliverable Shares, or futures or options contracts on the Deliverable Shares for our own accounts for business reasons. We also expect to enter into these transactions in connection with hedging our obligations under the Callable STRIDES. These transactions could affect the value of the Deliverable Shares in a manner that could be adverse to your investment in the Callable STRIDES. Any purchases or sales by us, our affiliates or others on our behalf on or before the applicable pricing date may temporarily increase or decrease the value of the Deliverable Shares. Temporary increases or decreases in the value of the Deliverable Shares may also occur as a result of the purchasing activities of other market participants. Consequently, the value of the Deliverable Shares may change after the pricing date of an issue of the Callable STRIDES, affecting the value of the Deliverable Shares and therefore the market value of the Callable STRIDES.

Our trading and hedging activities may create conflicts of interest with you. We or one or more of our affiliates, including MLPF&S, may engage in trading activities related to the Deliverable Shares that are not for your account or on your behalf. We and our affiliates from time to time may buy or sell the Deliverable Shares or related futures or options contracts for our own accounts, for business reasons, or in connection with hedging our obligations under the Callable STRIDES. We also may issue, or our affiliates may underwrite, other financial instruments with returns based upon the Deliverable Shares. These trading and underwriting activities could affect the Deliverable Shares in a manner that would be adverse to your investment in the Callable STRIDES.

We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the periodic interest payments and the other amounts due on the Callable STRIDES. We may seek competitive terms in entering into the hedging arrangements for the Callable STRIDES, but are not required to do so, and we may enter into such hedging arrangements with one of our subsidiaries or affiliates. Such hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss for the hedging counterparty.

We or our affiliates may enter into these transactions on or prior to each pricing date, in order to hedge some or all of our anticipated obligations under the Callable STRIDES. This hedging activity could increase the value of the Deliverable Shares on the applicable pricing date.

In addition, from time to time during the term of each series of the Callable STRIDES and in connection with the determination of the amount payable at maturity, we or our affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions. We or our affiliates also may enter into hedging transactions relating to other Callable STRIDES or instruments that we issue, some of which may have returns calculated in a manner related to that of a particular series of the Callable STRIDES. We or our affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of the Callable STRIDES increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading activities may present a conflict of interest between your interest in your Callable STRIDES and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the Deliverable Shares or secondary trading in your Callable STRIDES, could be adverse to your interests as a beneficial owner of the Callable STRIDES.

Our hedging activities may affect your return on the Callable STRIDES and their market value. We, or one or more of our affiliates, including MLPF&S, may engage in hedging activities that may affect the value of the Deliverable Shares. Accordingly, our hedging activities may increase or decrease the market value of your Callable STRIDES prior to maturity, may affect whether or not the Callable STRIDES are called or subject to automatic early redemption, and may affect the value of the Deliverable Shares that you would receive upon a call or redemption. In addition, we or one or more of our affiliates, including MLPF&S, may purchase or otherwise acquire a long or short position in the Callable STRIDES. We or any of our affiliates, including MLPF&S, may hold or resell the Callable STRIDES. We have no reason to believe that any of those activities will have a material impact on the value of the Callable STRIDES; however, cannot assure you that these activities will not affect the value of the Deliverable Shares and the market value of your Callable STRIDES prior to maturity or the returns, if any, on your Callable STRIDES.

There may be potential conflicts of interest involving the calculation agent. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Callable STRIDES and, as such, will determine the amounts payable at maturity or upon a call or early redemption. Under some circumstances, these duties could result in a conflict of interest between our affiliate’s status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with judgments that it would be required to make if certain corporate events occur relating to the Deliverable Shares. See the section entitled “Description of the Callable STRIDES—Share Multiplier Adjustments.” In addition, if the Underlying Company is subject to a Reorganization Event (as defined below), the calculation agent for the notes will have, under some circumstances, the discretion to determine any appropriate adjustments to the Share Multiplier and the other terms of the Callable STRIDES in order to determine the amount of cash or securities that you will receive at maturity, on a Call Date, or on a Redemption Date. The calculation agent’s discretion will include, among other things, the determination of whether you will receive cash or securities in lieu of the Deliverable Shares that you would have otherwise received if the Reorganization Event had not occurred, as described below in the section entitled “—Share Multiplier Adjustments—Reorganization Events.” The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment. However, because we expect to control the calculation agent, potential conflicts of interest could arise.

The U.S. federal income tax consequences of the Callable STRIDES are uncertain, and may be adverse to a holder of the Callable STRIDES. No statutory, judicial, or administrative authority directly addresses the characterization of the Callable STRIDES or securities similar to the Callable STRIDES for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Callable STRIDES are not certain. Under the terms of the Callable STRIDES, you will have agreed with us to treat the Callable STRIDES as an income-bearing callable single financial contract, as described under “U.S. Federal Income Tax Summary—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Callable STRIDES, the timing and character of income or loss with respect to the Callable STRIDES may differ. No ruling will be requested from the IRS with respect to the Callable STRIDES and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.”

You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the Callable STRIDES.

Risks Relating to the Deliverable Shares

You will have no rights as a securityholder of the Underlying Company, and you will not be entitled to dividends or other distributions by the Underlying Company. The Callable STRIDES are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in the Callable STRIDES will not make you a holder of any of the Deliverable Shares. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those shares. As a result, the return on your Callable STRIDES may not reflect the return you would realize if you actually owned those shares and received the dividends paid or other distributions made in connection with them.

We do not control the Underlying Company, the Underlying Company will have no obligations relating to the Callable STRIDES, and we will not perform any due diligence procedures with respect to the Underlying Company. Although we or our affiliates may from time to time hold securities issued by an Underlying Company, including Deliverable Shares, and may engage in business with an Underlying Company, we do not control the Underlying Company, and the Underlying Company will not have authorized or approved the Callable STRIDES in any way. Furthermore, the Underlying Company will not have any financial or legal obligation with respect to the Callable STRIDES or the amounts to be paid to you, including any obligation to take our needs or your needs into consideration for any reason, including taking any corporate actions that might affect the value of the Deliverable Shares or the Callable STRIDES. The Underlying Company will not receive any of the proceeds from any offering of the Callable STRIDES, and will not be responsible for, or participate in, the offering of the Callable STRIDES. No Underlying Company will be responsible for, or participate in, the determination or calculation of the amounts receivable by holders of the Callable STRIDES.

Neither we nor any selling agent will conduct any due diligence inquiry with respect to the Underlying Company in connection with an offering of the Callable STRIDES. Neither we nor any selling agent makes any representation as to the completeness or accuracy of publicly available information regarding the Underlying Company or as to the future performance of any Deliverable Shares. You should undertake such independent investigation of the Underlying Company as in your judgment is appropriate to make an informed decision with respect to an investment in the Callable STRIDES.

Our business activities relating to the Underlying Company may create conflicts of interest with you. We and our affiliates, including the selling agents, at the time of any offering of the Callable STRIDES or in the future, may engage in business with the Underlying Company, including making loans to, equity investments in, or providing investment banking, asset management, or other services to the Underlying Company, its affiliates, and its competitors. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties. One or more of our affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your Callable STRIDES. Any of these activities may affect the market value of your Callable STRIDES. We, or any of our affiliates, do not make any representation to any purchasers of the Callable STRIDES regarding any matters whatsoever relating to any Underlying Company. Any prospective purchaser of the Callable STRIDES should undertake an independent investigation of the Underlying Company as in its judgment is appropriate to make an informed decision regarding an investment in the Callable STRIDES. The fact that a company is an Underlying Company with respect to any series of Callable STRIDES does not reflect any investment recommendations from us or our affiliates.

If the Underlying Company has equity securities that are listed on a foreign exchange, your return may be affected by factors affecting international securities markets. If the Deliverable Shares or other equity securities of the Underlying Company are traded on a non-U.S. exchange, the return on your Callable STRIDES may be affected by factors affecting the value of securities in the relevant non-U.S. markets. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets.

USE OF PROCEEDS

We will use the net proceeds we receive from each sale of the Callable STRIDES for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under the Callable STRIDES.

DESCRIPTION OF THE CALLABLE STRIDES

General

Each series of the Callable STRIDES will be part of a series of medium-term Callable STRIDES entitled “Medium-Term Callable STRIDES, Series L” that will be issued under the Senior Indenture, as amended and supplemented from time to time. The Senior Indenture is described more fully in the prospectus and prospectus supplement. The following description of the Callable STRIDES supplements the description of the general terms and provisions of the Callable STRIDES and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with the applicable term sheet.

The aggregate principal amount of each series of the Callable STRIDES will be set forth in the applicable term sheet. The Callable STRIDES will mature on the date set forth in the applicable term sheet. All cash payments on the Callable STRIDES will be made in U.S. dollars.

The Callable STRIDES are not principal protected.

Prior to the applicable maturity date, the Callable STRIDES are not repayable at the option of any holder. However, the Callable STRIDES are subject to a call or early redemption as set forth below under “—Call at Our Option,” “—Automatic Early Redemption,” and “—Share Multiplier Adjustments—Reorganization Events.” The Callable STRIDES are not subject to any sinking fund.

We will issue the Callable STRIDES in denominations of whole units, each with a specified Original Offering Price. The CUSIP number for each series of the Callable STRIDES will be set forth in the applicable term sheet. You may transfer the Callable STRIDES only in whole units.

Interest

The Callable STRIDES will bear periodic interest payments at the rate specified in the applicable term sheet. Unless otherwise set forth in the applicable term sheet, the interest will be paid quarterly in cash in arrears on each interest payment date specified in the applicable term sheet. Interest payable on the Callable STRIDES will be computed on the basis of a 360-day year of twelve 30-day months.

Each interest payment on an interest payment date will include interest accrued from, and including, the issue date or the most recent interest payment date for which interest has been paid or provided for, as the case may be, to, but excluding, that interest payment date, the stated maturity date, the Call Date, or the Redemption Date, as applicable. Unless otherwise specified in the applicable term sheet, we will pay interest to the persons in whose names the Callable STRIDES are registered at the close of business one business day prior to each interest payment date. At maturity or upon a call or early redemption, the final payment of interest will be paid to the person to whom we deliver the Deliverable Shares, the Redemption Price, or the Call Price, as applicable, subject to the conditions described below under “—Automatic Early Redemption.” If an interest payment date falls on a day that is not a business day, that interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of the delayed payment.

Unless otherwise set forth in the applicable term sheet, a “business day” means any day other than a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close or a day on which transactions in U.S. dollars are not conducted, and with respect to any day on which Deliverable Shares are to be delivered, is also a day that is a trading day (as defined below).

Notwithstanding the foregoing, the final payment of interest and the payment at maturity will be paid to the persons in whose names the Callable STRIDES are registered on the maturity date.

Payment at Maturity

If the Callable STRIDES are not called or redeemed, then at maturity, subject to our credit risk as issuer of the Callable STRIDES, you will receive for each unit of the Callable STRIDES that you hold:

•	a number of Deliverable Shares equal to the then current Share Multiplier; and

•	accrued and unpaid interest on the Callable STRIDES to, but excluding, the maturity date.

The initial Share Multiplier will be determined on the pricing date so that the product of the volume weighted average price of the Deliverable Shares on the pricing date and the initial Share Multiplier equals the Original Offering Price. The Share Multiplier will be subject to adjustment for certain events described below under “—Share Multiplier Adjustments” below.

Unless otherwise set forth in the applicable term sheet, the “volume weighted average price” will be, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. for trading in the Deliverable Shares taking place between approximately 9:30 a.m. and 4:02 p.m. on all U.S. exchanges on the pricing date.

If the maturity date is not a business day, we will deliver the Deliverable Shares and make all accrued and unpaid interest payments on the first business day following the maturity date, and no additional interest will accrue as a result of the delay.

Call at Our Option

Exercise of Call Option

In our sole discretion, we may call the Callable STRIDES, in whole but not in part, on any business day beginning on a date specified in the applicable term sheet to and including the maturity date. We refer to the date on which a call occurs as the “Call Date.”

We may exercise our call right by giving notice to the trustee on any business day at least five business days prior to the Call Date. A holder of the Callable STRIDES should expect to receive less than five business days’ notice of our call. Our notice to the trustee will specify the Call Date, the Call Price, and the amount of interest payable on the Call Date. The trustee will provide notice of the call election to the registered holders of the Callable STRIDES, specifying the information set forth in our notice to the trustee. DTC, as the registered holder, will receive the notice of the call. So long as DTC is the registered holder of the Callable STRIDES, notice of our election to exercise the call option will be forwarded as more fully described under “Registration and Settlement—Depositories for Global Securities—The Depository Trust Company” in the prospectus.

Call Price

If we call the Callable STRIDES, you will receive on the Call Date for each unit of Callable STRIDES that you hold:

•	the Call Price; and

•	accrued and unpaid interest on the Callable STRIDES to, but excluding, the Call Date.

The Call Price will be determined by the calculation agent, and will equal a cash amount per unit of the Callable STRIDES that, together with all payments of interest made to, but excluding, the Call Date, provides a specified annual yield to call on the Original Offering Price from the issue date to the Call Date. The applicable term sheet will specify the annual yield to call. You will not receive any Deliverable Shares if we call the Callable STRIDES.

To calculate the Call Price, the calculation agent will:

•

determine the sum of the present values on the issue date of all interest payments paid, and accrued and unpaid, on the Callable STRIDES to, but excluding, the Call Date (using a discount factor based on the applicable annual yield to call);

•	subtract this sum from the Original Offering Price to obtain the present value of the Call Price on the issue date; and

•	divide the present value of the Call Price by the applicable discount factor—the quotient will be the Call Price.

In order to help you understand the calculation of the Call Price for your Callable STRIDES, the applicable term sheet will set forth one or more detailed examples of how the present values and discount factor apply to the Callable STRIDES, and the calculation of the Call Price payable on a Call Date.

The present value of each interest payment on the Callable STRIDES used to determine the Call Price will be calculated assuming each payment is made on the calendar day scheduled for that payment. A delay in payment may arise, for example, because a scheduled interest payment date falls on a day that is not a business day and, as a result, the payment will be delayed until the next succeeding business day. Any delay will not be taken into account when calculating the applicable Call Price.

Automatic Early Redemption

If on any trading day prior to the fifth business day before the maturity date, the Closing Market Price of one Deliverable Share is less than $1.00, and we have not previously delivered a call notice, we will redeem the Callable STRIDES on the fifth business day following that date (the “Redemption Date”).

We will give notice of any automatic early redemption to the trustee no later than the business day immediately succeeding that applicable trading day. A holder of the Callable STRIDES should expect to receive less than five business days’ notice of the automatic early redemption. Our notice to the trustee will specify the Redemption Date and the Redemption Price (as defined below). The trustee will provide notice of the automatic early redemption to the registered holders of the Callable STRIDES, specifying the information set forth in our notice to the trustee. DTC, as the registered holder, will receive the notice of the automatic early redemption. So long as DTC is the registered holder of the Callable STRIDES, notice of the automatic early redemption will be forwarded as more fully described under “Registration and Settlement—Depositories for Global Securities—The Depository Trust Company” in the prospectus.

If the Callable STRIDES are subject to an automatic early redemption, then on the Redemption Date, you will receive for each unit of Callable STRIDES:

•	a number of Deliverable Shares equal to the then current Share Multiplier;

•	accrued and unpaid interest to, but excluding, the Redemption Date (the “accrued interest amount”); and

•

a cash amount equal to the present value on the Redemption Date of the additional interest that would have been paid through the maturity date but for the early redemption (the “present value amount”).

We refer to the number of Deliverable Shares, plus the accrued interest amount and the present value amount payable on one unit of Callable STRIDES, as the “Redemption Price.”

The Redemption Price will be delivered and paid to the holders of the Callable STRIDES on the Redemption Date; provided, however, that if the Callable STRIDES are held in definitive form and the Redemption Date falls after a record date for the payment of interest on the Callable STRIDES but prior to the immediately succeeding scheduled interest payment date, the portion of the Redemption Price equal to the accrued interest amount will be paid to the holders of the Callable STRIDES as of that record date.

If the Redemption Date is not a business day, we will deliver and pay the Redemption Price on the first business day following the Redemption Date, and no additional interest will accrue as a result of the delay.

Unless otherwise specified in the applicable term sheet, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (the “NYSE”), The NASDAQ Stock Market, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, and is also a day on which a Market Disruption Event (as defined below) has not occurred.

The “Closing Market Price” means:

(A)	If the Deliverable Shares are listed or admitted to trading on a national securities exchange in the United States that is registered under the Exchange Act (“registered national securities exchange”), is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc., or is quoted on a U.S. quotation medium or inter-dealer quotation system (e.g., the Pink-Sheets), then the Closing Market Price for any date of determination on any trading day means for one Deliverable Share (or any other security for which a Closing Market Price must be determined for purposes of the Callable STRIDES):

a.	the last reported sale price, regular way, on that day on the principal registered national securities exchange on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session);

b.	if the last reported sale price is not obtainable on a registered national securities exchange, then the last reported sale price on the over-the-counter market as reported on the OTC Bulletin Board or, if not available on the OTC Bulletin Board, then the last reported sale price on any other U.S. quotation medium or inter-dealer quotation system on that day (without taking into account any extended or after-hours trading session); or

c.	if the last reported sale price is not available for any reason on a registered national securities exchange, on the OTC Bulletin Board, or on any other U.S. quotation medium or inter-dealer quotation system, then the Closing Market Price shall be the arithmetic mean of the bid prices on that day from as many dealers in that security, but not exceeding three, as have made the bid prices available to the calculation agent after 3:00 p.m., local time in the principal market of the Deliverable Shares (or any other security for which a Closing Market Price must be determined for purposes of the Callable STRIDES) on that date (without taking into account any extended or after-hours trading session), or if there are no such bids available to the calculation agent, then the Closing Market Price shall be determined by the calculation agent in its sole discretion and reasonable judgment.

(B)	If the Deliverable Shares are not listed on a registered national securities exchange, are not included in the OTC Bulletin Board, or are not quoted on any other U.S. quotation medium or inter-dealer system, then the Closing Market Price for any trading day means, for one Deliverable Share, the U.S. dollar equivalent of the last reported sale price (as determined by the calculation agent in its sole discretion and reasonable judgment) on that day on a foreign securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding that trading day as determined by the calculation agent; provided that if the last reported sale price is for a transaction which occurred more than four hours prior to the close of that foreign exchange, then the Closing Market Price will mean the U.S. dollar equivalent (as determined by the calculation agent in its sole discretion and reasonable judgment) of the average of the last available bid and offer price on that foreign exchange.

(C)	If the Deliverable Shares are not listed on a registered national securities exchange, are not included in the OTC Bulletin Board, are not quoted on any other U.S. quotation medium or inter-dealer quotation system, are not listed or admitted to trading on any foreign securities exchange, or if the last reported sale price or bid and offer are not obtainable, then the Closing Market Price will mean the average of the U.S. dollar value (as determined by the calculation agent in its sole discretion) of the last available sale prices in the market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the calculation agent based on information that is reasonably available to it.

A “Market Disruption Event” means any of the following events, as determined by the calculation agent in its sole discretion:

(A)	the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, of the Deliverable Shares on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session); or

(B)	the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour preceding the close of trading,

on the primary exchange that trades options contracts or futures contracts related to the Deliverable Shares, as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the shares of the Deliverable Shares.

For the purpose of determining whether a Market Disruption Event has occurred:

(i)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(ii)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Deliverable Shares will not constitute a Market Disruption Event;

(iii)	a suspension in trading in a futures or options contract on the Deliverable Shares by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts related to the Deliverable Shares;

(iv)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(v)	any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope, as determined by the calculation agent, will be considered “material.”

Fractional Shares

We will not distribute fractional Deliverable Shares. If the number of Deliverable Shares to be delivered at maturity or upon an early redemption is not divisible by a whole number, we will aggregate all share amounts due to a registered holder on the applicable payment date, and, in lieu of delivering a fractional Deliverable Share, we will pay to the registered holder the cash value of the fractional share based on the Closing Market Price of the Deliverable Shares on the fifth trading day prior to the applicable date. While the Callable STRIDES are held through DTC, the sole registered holder will be DTC. DTC participants have different policies pertaining to fractional shares. You should consult the DTC participant through which you hold the Callable STRIDES to ascertain the participant’s specific policy.

Impracticality

If we determine that it would be impracticable for us to deliver the Deliverable Shares on the maturity date or the Redemption Date, we will discharge our obligations in respect of the Callable STRIDES by payment of a cash amount equal to the value of the Deliverable Shares that we otherwise would have been required to deliver. The calculation agent will determine this value on a commercially reasonable basis. This cash payment would be in addition to any cash amounts that are payable on the maturity date or the Redemption Date, as applicable, in respect the present value amount (in the case of an automatic early redemption) or any accrued and unpaid interest.

Share Multiplier Adjustments

The calculation agent, in its sole discretion, may adjust the Share Multiplier if an event described below occurs on or before the maturity date and the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of the Deliverable Shares. The Share Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward.

No adjustments to the Share Multiplier will be required unless the Share Multiplier adjustment would require a change of at least 0.1% in the Share Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Share Multiplier and that is not applied at the time of the occurrence of the event that requires an adjustment may be taken into account and aggregated at the time of any subsequent adjustment that would require a change of the Share Multiplier then in effect. If a Deliverable Share is an American Depositary Receipt (“ADR”), all references herein to Deliverable Shares refer to that class of the Underlying Company’s common equity securities that is represented by such ADR.

No adjustments to the Share Multiplier will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments to the Share Multiplier to reflect changes occurring in relation to the Deliverable Shares or any other security received in a reorganization event in other circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result. The required adjustments specified below do not cover all events that could affect the value of the Deliverable Shares.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Share Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments will be made for certain other events, such as offerings of common stock by the Underlying Company for cash or in connection with the occurrence of a partial tender or exchange offer for the Deliverable Shares by the Underlying Company.

We will provide, within ten business days following the occurrence of an event that requires an adjustment to the Share Multiplier, or, if later, within ten business days following the date on which we become aware of this occurrence, written notice to the trustee, which will provide notice to the holders of the Callable STRIDES of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Share Multiplier.

Anti-Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Share Multiplier as a result of certain events related to the Deliverable Shares, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If the Deliverable Shares are subject to a stock split or reverse stock split, then once any split has become effective, the Share Multiplier will be adjusted such that the new Share Multiplier will equal the product of:

•	the prior Share Multiplier; and

•	the number of shares which a holder of one Deliverable Share before the effective date of such stock split or reverse stock split would have owned immediately following the applicable effective date.

Stock Dividends. If the Deliverable Shares are subject to a (i) stock dividend (i.e., issuance of additional Deliverable Shares) that is given ratably to all holders of record of the Deliverable Shares or (ii) distribution of Deliverable Shares as a result of the triggering of any provision of the organizational documents of the Underlying Company, then, once the dividend has become effective and the Deliverable Shares are trading ex-dividend, the Share Multiplier will be adjusted on the ex-dividend date such that the new Share Multiplier will equal the product of:

•	the prior Share Multiplier; and

•

the number of Deliverable Shares which a holder of one Deliverable Share before the date the dividend became effective and the Deliverable Share traded ex-dividend would have owned immediately following that date;

provided that no adjustment will be made for a stock dividend for which the number of Deliverable Shares paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

Extraordinary Dividends. There will be no adjustments to the Share Multiplier to reflect any cash dividends or cash distributions paid with respect to the Deliverable Shares other than Extraordinary Dividends, as described below, and distributions described under the section entitled “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to the Deliverable Shares, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Underlying Company’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs with respect to the Deliverable Shares, the Share Multiplier will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Share Multiplier will equal the product of:

•	the prior Share Multiplier; and

•

a fraction, the numerator of which is the Closing Market Price per Deliverable Share on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Market Price per Deliverable Share on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the Deliverable Shares will equal:

•

in the case of cash dividends or other distributions that constitute regular dividends, the amount per Deliverable Share of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that Deliverable Share; or

•	in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per Deliverable Share of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the Deliverable Shares described in clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization Events.” A distribution on the Deliverable Shares described in the section entitled “—Issuance of Transferable Rights or Warrants” that also constitutes an Extraordinary Dividend will only cause an adjustment under that section.

Issuance of Transferable Rights or Warrants. If the Underlying Company issues transferable rights or warrants to all holders of record of the Deliverable Shares to subscribe for or purchase the Deliverable Shares, including new or existing rights to purchase Deliverable Shares under a shareholder’s rights plan or arrangement, then the Share Multiplier will be adjusted on the business day immediately following the issuance of those transferable rights or warrants so that the new Share Multiplier will equal the prior Share Multiplier plus the product of:

•	the prior Share Multiplier; and

•	the number of Deliverable Shares that can be purchased with the cash value of those warrants or rights distributed on one Deliverable Share.

The number of shares that can be purchased will be based on the Closing Market Price of the Deliverable Shares on the date the new Share Multiplier is determined. The cash value of those warrants or rights, if the warrants or rights are traded on a registered national securities exchange, will equal the closing price of that warrant or right, or, if the warrants or rights are not traded on a registered national securities exchange, will be determined by the calculation agent and will equal the average of the bid prices obtained from three dealers at 3:00 p.m., New York time on the date the new Share Multiplier is determined, provided that if only two of those bid prices are available, then the cash value of those warrants or rights will equal the average of those bids and if only one of those bids is available, then the cash value of those warrants or rights will equal that bid.

Reorganization Events

If prior to the maturity date of the Callable STRIDES:

(a)	there occurs any reclassification or change of the Deliverable Shares, including, without limitation, as a result of the issuance of tracking stock by the Underlying Company;

(b)	the Underlying Company, or any surviving entity or subsequent surviving entity of the Underlying Company (a “Successor Entity”), has been subject to a merger,

combination, or consolidation and is not the surviving entity;

(c)	any statutory exchange of securities of the Underlying Company or any Successor Entity with another corporation occurs, other than under clause (b) above;

(d)	the Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency, or other similar law;

(e)	the Underlying Company issues to all of its shareholders securities of an issuer other than the Underlying Company, including equity securities of subsidiaries or affiliates of the Underlying Company, other than in a transaction described in clauses (b), (c), or (d) above;

(f)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company;

(g)	there occurs any reclassification or change of the Deliverable Shares that results in a transfer or a irrevocable commitment to transfer all such Deliverable Shares outstanding to another entity or person;

(h)	the Underlying Company or any Successor Entity has been subject to a merger, combination, or consolidation and is the surviving entity, but the termination results in the outstanding Deliverable Shares (other than Deliverable Shares owned or controlled by the other party to such merger, combination, or consolidation) immediately prior to such event collectively representing less than 50% of the outstanding Deliverable Shares immediately following such event; or

(i)	the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act (an event in clauses (a) through (i), a “Reorganization Event”), then, on or after the date of the occurrence of a Reorganization Event, the calculation agent shall, in its sole discretion, make an adjustment to the Share Multiplier or to the method of determining the payment at maturity, the Call Price, or the Redemption Price or any other terms of the Callable STRIDES as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the Callable STRIDES of that Reorganization Event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Deliverable Shares or to the Callable STRIDES), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Reorganization Event by an options exchange to options on the relevant Deliverable Shares traded on that options exchange and determine the effective date of that adjustment. In particular, the calculation agent will have the discretion to determine, at maturity or upon an automatic early redemption following the Reorganization Event, whether the holders of the Callable STRIDES will receive cash, securities, or other assets, or a combination of cash, securities, or other assets, in lieu of the Deliverable Shares that the holders would have received if the Reorganization Event had not taken place.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may cause the Callable STRIDES to be accelerated to the fifth business day following the date of that determination and you will receive, in full satisfaction of our obligations under the Callable STRIDES, a cash amount per unit of the Callable STRIDES equal to the lesser of:

(A)	(1) the product of (i) the amount of cash and the cash value of any securities or other assets distributed to a holder of record of one Deliverable Share in connection with the Reorganization Event, as determined by the calculation agent, and (ii) the then current Share Multiplier, plus (2) accrued and unpaid interest on the Callable STRIDES to, but excluding, the date of early repayment, calculated as though the date of early repayment were the stated maturity date of the Callable STRIDES, plus (3) a cash amount equal to the present value on the date of early repayment of the additional interest that would have been paid through the maturity date but for the early repayment; and

(B)	the Call Price, calculated as though the date of early repayment were the Call Date (regardless of whether the early repayment date is a day which occurs prior to the first call date specified in the applicable term sheet), plus accrued and unpaid interest on the Callable STRIDES to, but excluding, the date of early repayment.

In each of (A) and (B) above, the Callable STRIDES will be redeemed on the early repayment date, and no interest will accrue on the Callable STRIDES following that date. The amount payable to you in either (A) or (B) may be less than the Original Offering Price.

If the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act, as contemplated by clause (i) above, and the calculation agent determines in its sole discretion that sufficiently similar information is not otherwise available to you, the maturity date of the Callable STRIDES will be accelerated to the fifth business day following the date of that determination and you will receive, in full satisfaction of our obligations under the Callable STRIDES, the lesser of (A) or (B), determined as described above. However, if the calculation agent determines that sufficiently similar information is available to you, the Reorganization Event will be deemed to have not occurred.

Notwithstanding any adjustment or determination made by the calculation agent in the event of a Reorganization Event, if we elect to call the Callable STRIDES in accordance with their terms, you will receive only the Call Price and accrued and unpaid interest on the Callable STRIDES to, but excluding, the Call Date; you will not receive any Deliverable Shares, cash, securities, or any other consideration on the maturity date.

Alternative Dilution and Reorganization Adjustments

The calculation agent may elect at its discretion to not make any of the adjustments to the Share Multiplier or to the method of determining the amount payable on the Callable STRIDES described above under “—Anti-Dilution Adjustments” and “—Reorganization Events” in this section, but may instead make adjustments in its discretion to the Share Multiplier or the method of determining the amount payable on the Callable STRIDES that will reflect the adjustments to the extent practicable made by the Options Clearing Corporation on options contracts on the Deliverable Shares or any successor common stock. We will provide notice of that election to the trustee not more than two trading days following the date that the Options Clearing Corporation publishes notice of its adjustments relating to the Deliverable Shares and will describe in that notice the actual adjustment made to the Share Multiplier or to the method of determining the amount payable on the Callable STRIDES.

Deliverable Shares

Any information regarding the Underlying Company or the Deliverable Shares that we will set forth in the applicable term sheet will be derived from publicly available documents prepared by the Underlying Company. We make no representation or warranty as to the accuracy or completeness of this information. Any Deliverable Shares will be registered under the Exchange Act. Information provided to or filed with the SEC by any Underlying Company can be located at the SEC’s facilities or through the SEC’s website, www.sec.gov. We make no representation or warranty as to the accuracy or completeness of the information or reports.

The selection of the Deliverable Shares is not a recommendation to buy or sell the Deliverable Shares. Neither we nor any of our subsidiaries or affiliates makes any representation to any purchaser of the Callable STRIDES as to the performance of the Deliverable Shares.

Although we or our affiliates may from time to time hold securities issued by the Underlying Company, including Deliverable Shares, we do not control any Underlying Company. An Underlying Company will not have any obligations with respect to the Callable STRIDES. This product supplement and any related term sheet relates only to the Callable STRIDES and does not relate to the Deliverable Shares or other securities of the Underlying Company. All disclosures contained in this product supplement or any related term sheet regarding the Underlying Company will be derived from the publicly available documents described above. Neither we nor any of the selling agents have or will participate in the preparation of the publicly available documents described above. Neither we nor any of the selling agents have made or will make any due diligence inquiry with respect to any Underlying Company in connection with the offering of the Callable STRIDES. Neither we nor any of the selling agents make any representation that the publicly available documents or any other publicly available information regarding any Underlying Company are or will be accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date of the applicable term sheet, including events that would affect the accuracy or completeness of the publicly available documents described above, and that would affect the trading price of the Deliverable Shares, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning any Underlying Company could affect the value of the Deliverable Shares and therefore could affect your return on the Callable STRIDES. Neither we nor any of our subsidiaries or affiliates makes any representation to any purchaser of the Callable STRIDES as to the performance of the Deliverable Shares.

We or our subsidiaries or affiliates may presently or from time to time engage in business, directly or indirectly, with any Underlying Company, including extending loans to, or making equity investments in, any Underlying Company or providing investment banking or advisory services to any Underlying Company, including merger and acquisition advisory services. In the course of that business, we or our subsidiaries or affiliates may acquire non-public information with respect to any Underlying Company. In addition, one or more of our affiliates may publish research reports with respect to any Underlying Company.

You should undertake an independent investigation of any Underlying Company as in your judgment is appropriate to make an informed decision with respect to an investment in the Callable STRIDES.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the Callable STRIDES as described in this product supplement, including determinations regarding the amounts to be paid at maturity, the Call Price, the Redemption Price, any Market Disruption Events, business days, trading days, and the effect of any corporate events that impact the Deliverable Shares. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We expect to appoint MLPF&S or one of our other affiliates as the calculation agent for each series of the Callable STRIDES. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

The Callable STRIDES will be delivered in book-entry form only through DTC against payment by purchasers in immediately available funds. We will make payments of interest and other cash amounts payable on the Callable STRIDES in immediately available funds so long as the Callable STRIDES are maintained in book-entry form. We may satisfy our obligation, if any, to deliver Deliverable Shares at maturity or upon early redemption by causing one of our subsidiaries, including MLPF&S, to deliver the applicable number of shares.

Events of Default and Acceleration

Unless otherwise set forth in the applicable term sheet, if an event of default, as defined in the Senior Indenture, with respect to any series of the Callable STRIDES occurs and is continuing, the amount payable to a holder of the Callable STRIDES upon any acceleration permitted under the Senior Indenture will be equal to the amounts described under the caption “—Payment at Maturity,” determined as if the Callable STRIDES matured on the date of acceleration. However, the value of the amount payable upon acceleration will not be greater than an amount equal to the Call Price, calculated as though the date of acceleration were the Call Date (whether or not that date is before or after the first call date specified in the applicable term sheet). If a bankruptcy proceeding is commenced in respect of us, your claim may be limited, under the United States Bankruptcy Code, to the Original Offering Price of your Callable STRIDES, plus interest determined in accordance with applicable bankruptcy law. In case of a default in payment of the Callable STRIDES, whether at their maturity or upon acceleration, they will not bear a default interest rate.

Listing

If provided for in the applicable term sheet, we may apply to have your Callable STRIDES listed on a securities exchange or quotation system. If approval of such an application is granted, your Callable STRIDES will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your Callable STRIDES will be listed or will remain listed for their entire term.

SUPPLEMENTAL PLAN OF DISTRIBUTION

One or more of our affiliates, including MLPF&S, may act as our selling agent for any offering of the Callable STRIDES. The selling agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet. Each selling agent will be a party to the Distribution Agreement described in the “Supplemental Plan of Distribution” on page S-12 of the accompanying prospectus supplement.

Each selling agent will receive an underwriting discount or commission that is a percentage of the aggregate Original Offering Price of the Callable STRIDES sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable selling agent in order to purchase the Callable STRIDES.

No selling agent is acting as your fiduciary or advisor, and you should not rely upon any communication from it in connection with the Callable STRIDES as investment advice or a recommendation to purchase any Callable STRIDES. You should make your own investment decision regarding the Callable STRIDES after consulting with your legal, tax, and other advisors.

MLPF&S and any of our other affiliates and subsidiaries may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet, in a market-making transaction for any Callable STRIDES after their initial sale.

U.S. FEDERAL INCOME TAX SUMMARY

The following summary of the material U.S. federal income tax considerations applicable to the acquisition, ownership, and disposition of the Callable STRIDES is based upon the advice of Morrison & Foerster LLP, our tax counsel. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Code, regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships, subchapter S corporations, or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the Callable STRIDES as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders, as defined below) whose functional currency for tax purposes is not the U.S. dollar, persons holding the Callable STRIDES in a tax-deferred or tax-advantaged account, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. If the tax consequences associated with the Callable STRIDES are different than those described below, they will be described in the applicable term sheet.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the Callable STRIDES upon original issuance and will hold the Callable STRIDES as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Callable STRIDES, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this product supplement, the term “U.S. Holder” means a beneficial owner of a Callable STRIDES that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also are U.S. Holders. As used in this product supplement, the term “Non-U.S. Holder” means a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds a Callable STRIDES, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and, accordingly, this summary does not apply to partnerships. A partner of a partnership holding a Callable STRIDES should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of a Callable STRIDES.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the Callable STRIDES, we intend to treat the Callable STRIDES for all tax purposes as an income-bearing callable single financial contract linked to the Deliverable Shares that requires the investor to pay us at inception an amount equal to the purchase price of the Callable STRIDES and that entitles the investor to receive the stated periodic interest payments as well as an amount in cash linked to the Deliverable Shares and/or a number of Deliverable Shares. Under the terms of the Callable STRIDES, we and every investor in the Callable STRIDES agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the Callable STRIDES as described in the preceding sentence. This discussion assumes that the Callable STRIDES constitute an income-bearing callable single financial contract linked to the Deliverable Shares for U.S. federal income tax purposes. If the Callable STRIDES do not constitute an income-bearing callable single financial contract, the tax consequences described below would be materially different.

This characterization of the Callable STRIDES is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the Callable STRIDES or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the Callable STRIDES are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this product supplement. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the Callable STRIDES, including possible alternative characterizations.

On December 7, 2007, the IRS released Notice 2008-2 (“Notice”) seeking comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” The scope of the Notice may extend to instruments similar to the Callable STRIDES. According to the Notice, the IRS and Treasury are considering whether a holder of such instruments should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the Callable STRIDES, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, in late 2007, legislation was introduced in the U.S. Congress which, if enacted, would also impact the taxation of the Callable STRIDES. Under the proposed legislation, a U.S. Holder that acquires an instrument such as the Callable STRIDES after the date of enactment of the legislation would be required to include income in respect of the Callable STRIDES on a current basis determined by reference to the applicable federal rate and irrespective of the amount of stated periodic interest payments made on the Callable STRIDES. It is not possible to predict whether the legislation will be enacted in its proposed form or whether any other legislative action may be taken in the future that may adversely affect the taxation of instruments such as the Callable STRIDES. Further, it is possible that any such legislation, if enacted, may apply on a retroactive basis.

We urge you to consult your own tax advisor concerning the impact and the significance of the above considerations. We intend to continue treating the Callable STRIDES for U.S. federal income tax purposes in the manner described in this product supplement unless and until such time as we determine, or the IRS or Treasury determines, that some other treatment is more appropriate.

Unless otherwise stated, the following discussion is based on the characterization described above. The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the Callable STRIDES.

U.S. Holders – Income Tax Considerations

We will not attempt to ascertain whether any particular Underlying Company would be treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any particular Underlying Company were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a U.S. Holder, including the potential application of Section 1260 of the Code, pursuant to which a portion of any long-term capital gain may be recharacterized as ordinary income. You should refer to information filed with the SEC with respect to each Underlying Company and consult your tax advisor regarding the possible consequences to you, if any, if a particular Underlying Company is or becomes a PFIC.

Stated Periodic Interest Payments

Although the U.S. federal income tax treatment of the stated periodic interest payments on the Callable STRIDES is uncertain, we intend to take the position, and the following discussion assumes, that the stated periodic interest payments constitute taxable ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting. By purchasing the Callable STRIDES you agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the stated periodic interest payments as described in the preceding sentence.

Tax Basis

A U.S. Holder’s tax basis in the Callable STRIDES will equal the amount paid by that holder to acquire them.

Exercise of Call Option or Sale or Exchange Prior to Maturity

Upon receipt of a cash payment upon exercise of our call option or upon sale or exchange of the Callable STRIDES prior to the stated maturity date, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts representing accrued stated periodic interest payments, which would be taxed as described above under “—Stated Periodic Interest Payments”) and the U.S. Holder’s basis in the Callable STRIDES. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the Callable STRIDES for more than one year. The deductibility of capital losses is subject to limitations.

Settlement at Maturity

If the Callable STRIDES are settled by physical delivery of Deliverable Shares at maturity, a U.S. Holder generally will not recognize gain or loss upon settlement and any cash payment of accrued and unpaid interest would be taxed as described above under “—Stated Periodic Interest Payments.” However, a U.S. Holder would generally be required to recognize gain or loss, if any, with respect to any cash received in lieu of fractional shares, equal to the difference between the cash received and the pro rata portion of the tax basis allocable to those fractional shares. Any such gain or loss would be treated as capital gain or loss. A U.S. holder’s tax basis in the Deliverable Shares received would generally equal its tax basis in the Callable STRIDES. A U.S. Holder’s holding period for the Deliverable Shares would begin on the day immediately following the maturity date. If a U.S. Holder receives cash instead of Deliverable Shares upon settlement at maturity, such U.S. Holder will generally be taxed in the same manner as described above under “—Exercise of Call Option or Sale or Exchange Prior to Maturity.”

Automatic Early Redemption

Upon an automatic early redemption of the Callable STRIDES, a U.S. Holder will generally be taxed in the same manner as described above under “—Settlement at Maturity.” Although the U.S. federal income tax treatment of the present value amount is uncertain, we intend to take the position, and the following discussion assumes, that such amount would constitute taxable ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting. By purchasing the Callable STRIDES you agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat any present value amount paid as described in the preceding sentence.

Possible Alternative Tax Treatments of an Investment in the Callable STRIDES

Other alternative U.S. federal income tax characterizations of the Callable STRIDES are possible, which, if applicable, could significantly affect the timing and the character of a U.S. Holder’s income or loss. For example, with respect to Callable STRIDES with a term of more than one year, the IRS could seek to subject the Callable STRIDES to the Treasury regulations governing contingent payment debt instruments. If the IRS were successful in that regard, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity, or upon a sale or other disposition of the Callable STRIDES generally would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter. If the Callable STRIDES have a term of one year or less, the IRS could seek to subject the Callable STRIDES to special rules governing short-term debt obligations.

In addition, it is also possible that the Callable STRIDES could be treated as a unit consisting of a loan and a forward contract or as a notional principal contract.

Due to the absence of authorities that directly address the proper tax treatment of the Callable STRIDES, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the Callable STRIDES.

Unrelated Business Taxable Income

Section 511 of the Code generally imposes a tax, at regular corporate or trust income tax rates, on the “unrelated business taxable income” of certain tax-exempt organizations, including qualified pension and profit sharing plan trusts and individual retirement accounts. As discussed above, the U.S. federal income tax characterization and treatment of the Callable STRIDES is uncertain. Nevertheless, in general, if the Callable STRIDES are held for investment purposes, the stated periodic interest payments, any present value amount and any gain realized at maturity or upon an exercise of our call option or upon sale, exchange or redemption of a Callable STRIDES prior to maturity should not constitute unrelated business taxable income. However, if a Callable STRIDES constitutes debt-financed property (as defined in Section 514(b) of the Code) by reason of indebtedness incurred by a holder of a Callable STRIDES to purchase or carry the Callable STRIDES, all or a portion of the stated periodic interest payments, any present value amount and any gain realized with respect to such Callable STRIDES may be classified as unrelated business taxable income pursuant to Section 514 of the Code. Moreover, prospective investors in the Callable STRIDES should be aware that whether or not the stated periodic interest payments, any present value amount and any gain realized with respect to a Callable STRIDES which is owned by an organization that is generally exempt from U.S. federal income taxation constitutes unrelated business taxable income will depend upon the specific facts and circumstances applicable to such organization. Accordingly, any potential investors in the Callable STRIDES that are generally exempt from U.S. federal income taxation should consult with their own tax advisors concerning the U.S. federal income tax consequences of investing in the Callable STRIDES.

Non-U.S. Holders – Income Tax Considerations

U.S. Federal Income and Withholding Tax

We will not attempt to ascertain whether any particular Deliverable Shares would be treated as a United States real property interest, within the meaning of Section 897(c)(1) of the Code. If any particular Deliverable Shares were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a Non-U.S. Holder. You should refer to information filed with the SEC with respect to each Underlying Company and consult your tax advisor regarding the possible consequences to you, if any, if the Deliverable Shares are or become a United States real property interest.

Because the U.S. federal income tax treatment of the Callable STRIDES (including the stated periodic interest payments and any present value amount paid upon automatic early redemption) is uncertain, we will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of stated periodic interest payments made and any present value amount paid. We will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. The availability of a lower rate of withholding under an applicable income tax treaty will depend on whether such rate applies to the characterization of the payments under U.S. federal income tax laws. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

A Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain (not including for the avoidance of doubt any amounts representing accrued stated periodic interest payments or any present value amount which would be subject to the rules discussed in the previous paragraph) realized at maturity or upon an exercise of our call option or upon sale, exchange or redemption of a Callable STRIDES prior to maturity, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of the exercise of our call or of the sale, exchange, or redemption and certain other conditions are satisfied.

If a Non-U.S. Holder of the Callable STRIDES is engaged in the conduct of a trade or business within the United States and if stated periodic interest payments, any present value amount and any gain realized at maturity or upon an exercise of our call option or upon sale, exchange or redemption of a Callable STRIDES prior to maturity, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such stated periodic interest payments, any present value amount and gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders – Income Tax Considerations,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the Callable STRIDES. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

As discussed above, alternative characterizations of the Callable STRIDES for U.S. federal income tax purposes are possible. Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

U.S. Federal Estate Tax

Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Callable STRIDES is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a Callable STRIDES.

Backup Withholding and Information Reporting

In general, backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. In addition, information returns will be filed with the IRS in connection with payments on the Callable STRIDES as well as in connection with the proceeds from the exercise of our call option, sale, exchange or redemption of the Callable STRIDES, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

In general, backup withholding may apply in respect of the amounts paid to a Non-U.S. Holder, unless such Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied. In addition, information returns may be filed with the IRS in connection with payments on the Callable STRIDES as well as in connection with the proceeds from exercise of our call option, sale, exchange or redemption of the Callable STRIDES.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the Callable STRIDES. Whether an investment in the Callable STRIDES constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the Callable STRIDES and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Callable STRIDES. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MLPF&S, may be each considered a party in interest within the meaning of ERISA, or a disqualified person within the meaning of the Code, with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Callable STRIDES are acquired by or with the assets of a Plan with respect to which MLPF&S or any other of our affiliates is a party in interest, unless the Callable STRIDES are acquired pursuant to an exemption from the prohibited transaction rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Under ERISA and various PTCEs issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the Callable STRIDES. Those exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), PTCE 84-14 (for certain transactions determined by independent qualified asset managers), and the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”).

Because we may be considered a party in interest with respect to many Plans, the Callable STRIDES may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding, or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Callable STRIDES will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Callable STRIDES that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Callable STRIDES on behalf of or with plan assets of any Plan or with any assets of a governmental, church, or foreign plan that is subject to any federal, state, local, or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding, and disposition are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign plan, any substantially similar federal, state, local, or foreign law).

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers and to individual retirement accounts and other arrangements subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws.

Purchasers of the Callable STRIDES have exclusive responsibility for ensuring that their purchase, holding, and disposition of the Callable STRIDES do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Callable STRIDES on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.